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                            DEBENTURE TRUST INDENTURE


                Dated as of the 8th day of August, 1996 and made
                          effective as of July 31, 1996


                                     Between

                                BATTERY ONE, INC.

                                       and

                        MONTREAL TRUST COMPANY OF CANADA



                  Providing for the Issue of a Series of up to $6,000,000 10% Convertible Fixed and Floating Charge Secured Debentures
                                Due July 31, 2001

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                                       -i-

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE 1
                                 INTERPRETATION. . . . . . . . . . . . . . .   2
     1.1       Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.2       Gender. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.3       Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.4       Applicable Law. . . . . . . . . . . . . . . . . . . . . . . .   6
     1.5       Enurement . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.6       Meaning of "Outstanding". . . . . . . . . . . . . . . . . . .   7

                                    ARTICLE 2
                                 THE DEBENTURES. . . . . . . . . . . . . . .   7
     2.1       Principal Amount. . . . . . . . . . . . . . . . . . . . . . .   7
     2.2       Form and Signature of Debentures. . . . . . . . . . . . . . .   8
     2.3       Issue of Debentures . . . . . . . . . . . . . . . . . . . . .   8
     2.4       Certification . . . . . . . . . . . . . . . . . . . . . . . .   8
     2.5       Debentures to Rank Pari Passu . . . . . . . . . . . . . . . .   9
     2.6       Registration and Transfer of Debentures . . . . . . . . . . .   9
     2.7       Persons Entitled to Payment . . . . . . . . . . . . . . . . .  10
     2.8       Mutilation, Loss, Theft or Destruction. . . . . . . . . . . .  11
     2.9       Exchanges of Debentures . . . . . . . . . . . . . . . . . . .  11
     2.10      Charges . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     2.11      Option of Holder as to Place of Payment . . . . . . . . . . .  12
     2.12      Trustee Not Bound to Make Enquiries . . . . . . . . . . . . .  12
     2.13      Debentureholder Not a Shareholder . . . . . . . . . . . . . .  12

                                    ARTICLE 3
                                    REPAYMENT. . . . . . . . . . . . . . . .  12
     3.1       Covenant to Pay . . . . . . . . . . . . . . . . . . . . . . .  12
     3.2       Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     3.3       Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     3.4       Order of Repayment. . . . . . . . . . . . . . . . . . . . . .  13

                                    ARTICLE 4
               SECURITY FOR PAST, PRESENT AND FUTURE INDEBTEDNESS. . . . . .  13
     4.1       Security. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.2       Mortgaged Property. . . . . . . . . . . . . . . . . . . . . .  14
     4.3       Exceptions. . . . . . . . . . . . . . . . . . . . . . . . . .  14
     4.4       Obligation to Pay . . . . . . . . . . . . . . . . . . . . . .  15
     4.5       Defeasance. . . . . . . . . . . . . . . . . . . . . . . . . .  15
     4.6       Partial Release . . . . . . . . . . . . . . . . . . . . . . .  15
     4.7       Proviso for Possession Until Default. . . . . . . . . . . . .  16

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                                    ARTICLE 5
          COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE CORPORATION . . .  16
     5.1       Representations and Warranties. . . . . . . . . . . . . . . .  16
     5.2       Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     5.3       Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     5.4       Negative Covenants. . . . . . . . . . . . . . . . . . . . . .  20
     5.5       Defend Mortgaged Property . . . . . . . . . . . . . . . . . .  20
     5.6       Supplemental Instruments. . . . . . . . . . . . . . . . . . .  21
     5.7       To Pay Trustee's Remuneration . . . . . . . . . . . . . . . .  21
     5.8       Trustee May Perform Covenants . . . . . . . . . . . . . . . .  22

                                    ARTICLE 6
                                     DEFAULT . . . . . . . . . . . . . . . .  22
     6.1       Acceleration of Maturity. . . . . . . . . . . . . . . . . . .  22
     6.2       Notice of Events of Default . . . . . . . . . . . . . . . . .  23
     6.3       Waiver of Default . . . . . . . . . . . . . . . . . . . . . .  23
     6.4       Enforcement by the Trustee. . . . . . . . . . . . . . . . . .  24
     6.5       No Suits by Debentureholders. . . . . . . . . . . . . . . . .  28
     6.6       Application of Monies by Trustee. . . . . . . . . . . . . . .  28
     6.7       Distribution of Proceeds. . . . . . . . . . . . . . . . . . .  29
     6.8       Remedies Cumulative . . . . . . . . . . . . . . . . . . . . .  29
     6.9       Judgment Against the Corporation. . . . . . . . . . . . . . .  29
     6.10      Immunity of Shareholders and Others . . . . . . . . . . . . .  29
     6.11      Trustee Appointed Attorney. . . . . . . . . . . . . . . . . .  30

                                    ARTICLE 7
                           SATISFACTION AND DISCHARGE. . . . . . . . . . . .  30
     7.1       Cancellation and Destruction. . . . . . . . . . . . . . . . .  30
     7.2       Non-Presentation of Debentures. . . . . . . . . . . . . . . .  30
     7.3       Repayment of Unclaimed Monies or Common Shares. . . . . . . .  30

                                    ARTICLE 8
                             SUCCESSOR CORPORATIONS. . . . . . . . . . . . .  31
     8.1       Certain Requirements. . . . . . . . . . . . . . . . . . . . .  31
     8.2       Vesting of Powers in Successor. . . . . . . . . . . . . . . .  31

                                    ARTICLE 9
                          MEETINGS OF DEBENTUREHOLDERS . . . . . . . . . . .  32
     9.1       Right to Convene Meeting. . . . . . . . . . . . . . . . . . .  32
     9.2       Notice of Meetings. . . . . . . . . . . . . . . . . . . . . .  32
     9.3       Chairman. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     9.4       Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     9.5       Power to Adjourn. . . . . . . . . . . . . . . . . . . . . . .  33
     9.6       Show of Hands . . . . . . . . . . . . . . . . . . . . . . . .  33
     9.7       Poll. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     9.8       Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     9.9       Regulations . . . . . . . . . . . . . . . . . . . . . . . . .  34
     9.10      Persons Entitled to Attend Meetings . . . . . . . . . . . . .  34
     9.11      Powers Exercisable by Extraordinary Resolution. . . . . . . .  34


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                                     -iii-

     9.12      Meaning of "Extraordinary Resolution" . . . . . . . . . . . .  36
     9.13      Powers Cumulative . . . . . . . . . . . . . . . . . . . . . .  36
     9.14      Minutes . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     9.15      Instruments in Writing. . . . . . . . . . . . . . . . . . . .  37
     9.16      Binding Effect of Resolutions . . . . . . . . . . . . . . . .  37
     9.17      Evidence of Rights of Debentureholders. . . . . . . . . . . .  37

                                   ARTICLE 10
                                     NOTICES . . . . . . . . . . . . . . . .  38
     10.1      Notice to Corporation . . . . . . . . . . . . . . . . . . . .  38
     10.2      Notice to Debentureholders. . . . . . . . . . . . . . . . . .  38
     10.3      Notice to Trustee . . . . . . . . . . . . . . . . . . . . . .  39

                                   ARTICLE 11
                             CONCERNING THE TRUSTEE. . . . . . . . . . . . .  39
     11.1      No Conflict of Interest . . . . . . . . . . . . . . . . . . .  39
     11.2      Replacement of Trustee. . . . . . . . . . . . . . . . . . . .  39
     11.3      Duties of Trustee . . . . . . . . . . . . . . . . . . . . . .  40
     11.4      Reliance Upon Declarations. . . . . . . . . . . . . . . . . .  40
     11.5      Evidence of Compliance to Trustee . . . . . . . . . . . . . .  40
     11.6      Officers' Certificate as Evidence . . . . . . . . . . . . . .  42
     11.7      Experts, Advisors and Agents. . . . . . . . . . . . . . . . .  42
     11.8      Trustee May Deal in Debentures. . . . . . . . . . . . . . . .  42
     11.9      Investment of Monies Held by Trustee. . . . . . . . . . . . .  43
     11.10     Trustee Not Ordinarily Bound. . . . . . . . . . . . . . . . .  43
     11.11     Trustee Not Required to Give Security . . . . . . . . . . . .  43
     11.12     Trustee Not to be Appointed Receiver. . . . . . . . . . . . .  44
     11.13     Trustee Not Bound to Act on Corporation's Request . . . . . .  44
     11.14     Protection of Trustee . . . . . . . . . . . . . . . . . . . .  44
     11.15     Conditions Precedent to Trustee's Obligations to Act
               Hereunder . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     11.16     Authority to Carry on Business. . . . . . . . . . . . . . . .  45
     11.17     Acceptance of Trust . . . . . . . . . . . . . . . . . . . . .  45
     11.18     Direction of Trustee's Actions by Holders . . . . . . . . . .  45
     11.19     Environmental Indemnity . . . . . . . . . . . . . . . . . . .  45

                                   ARTICLE 12
                            CONVERSION OF DEBENTURES . . . . . . . . . . . .  46
     12.1      Conversion. . . . . . . . . . . . . . . . . . . . . . . . . .  46
     12.2      Manner of Exercise of Right to Convert. . . . . . . . . . . .  47
     12.3      Adjustment. . . . . . . . . . . . . . . . . . . . . . . . . .  49
     12.4      No Requirement to Issue Fractional Shares . . . . . . . . . .  50
     12.5      Corporation to Reserve Shares . . . . . . . . . . . . . . . .  50
     12.6      Taxes and Charges on Conversion . . . . . . . . . . . . . . .  51
     12.7      Cancellation of Converted Debentures. . . . . . . . . . . . .  51
     12.8      Certificate as to Adjustment. . . . . . . . . . . . . . . . .  51
     12.9      Notice of Special Matters . . . . . . . . . . . . . . . . . .  51

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                                   ARTICLE 13
                             SUPPLEMENTAL INDENTURES . . . . . . . . . . . .  52
     13.1      Supplemental Indentures . . . . . . . . . . . . . . . . . . .  52

                                   ARTICLE 14
                            EXECUTION AND FORMAL DATE. . . . . . . . . . . .  52
     14.1      Execution . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     14.2      Formal Date . . . . . . . . . . . . . . . . . . . . . . . . .  53

THIS INDENTURE dated the 8th day of August, 1996 and made effective as of the 31st day of July, 1996.

BETWEEN:

          BATTERY ONE, INC., a corporation incorporated under the laws of the Province of Alberta and having its head office in the City of Calgary, in the Province of Alberta

          (hereinafter called the "Corporation")

                                                               OF THE FIRST PART

                                     - and -

          MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and authorized to carry on business in all provinces of Canada

          (hereinafter called the "Trustee")

                                                              OF THE SECOND PART

WHEREAS:

1. The Corporation has agreed to issue a minimum of $2,500,000 and a maximum of $6,000,000 in principal amount of Special Notes pursuant to the Special Note Indenture;

2. The Special Notes entitle the holders thereof to acquire Debentures of the Corporation, each Special Note exercisable to acquire Debentures on the basis of $1,000 principal amount of Special Notes per $1,000 principal amount of Debentures;

3. The Corporation has deemed it necessary for its corporate purposes to create and issue the Debentures upon exercise of the Special Notes as herein provided;

4. The Corporation, under the laws relating thereto, is duly authorized to create and issue the Debentures to be issued as herein provided;

5. All necessary by-laws and resolutions of the Corporation have been duly enacted, passed, and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder and this Indenture and the execution thereof legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation;

6. The Trustee has agreed to act as trustee on behalf of the Debentureholders (and not as agent for the Corporation) in the manner and upon the terms hereinafter set forth; and

7. The foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee.

NOW THEREFORE it is hereby witnessed, covenanted, agreed and declared as follows:

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                                    -2-


                                    ARTICLE 1
                                 INTERPRETATION

1.1       DEFINITIONS

          In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall mean as follows:

     (a) "Agency Agreement" means the agency agreement, dated August 8, 1996 and made effective as of the 31st day of July, 1996 between the Corporation and the Agent relating to the offering of the Debentures;

     (b)  "Agent" means C.M. Oliver & Company Limited;

     (c) "this Indenture", "this Debenture Trust Indenture", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this indenture and not to any particular article, clause, subclause, subdivision or other portion hereof and, include any and every instrument supplemental or ancillary hereto;

     (d) "Applicable Law" means, in relation to any person, transaction or event, all applicable provisions (or mandatory applicable provisions, if so specified) of laws, statutes, rules, regulations, official directives and orders of all governmental bodies (whether administrative, legislative, executive or otherwise) and judgments, orders and decrees of all courts, arbitrators, commissions or bodies exercising similar functions having jurisdiction over the person, transaction or event in question;

     (e) "Business Day" means a day which is not Saturday or Sunday or a legal holiday in the City of Calgary, Alberta;

     (f) "Common Shares" means fully paid and non-assessable common shares of the Corporation as presently constituted, provided that in the event of an adjustment pursuant to clause 12.3, then "Common Share" shall thereafter mean a share or other security or property purchasable upon exercise of a Debenture as a result of any such adjustment;

     (g) "Conversion Date" means, with respect to any Debenture, the date on which the Debenture Certificate representing such Debenture is surrendered for conversion into Common Shares as contemplated in clause 12.2 hereof;

     (h) "Conversion Price" means the price at which the principal amount of the Debentures are convertible into Common Shares of the Corporation as described in clause 12.1(a) or 12.1(b), as the case may be;

     (i) "Corporation" means the party of the first part hereunder and includes any successor corporation to or of the Corporation which shall have complied with the provisions of Article 8;

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                                      -3-

     (j) "Corporation's Auditors" or "Auditors of the Corporation" means an independent firm of chartered or certified public accountants duly appointed as auditors of the Corporation;

     (k) "Counsel" means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Corporation;

     (l) "Debenture Certificate" means a certificate issued on or after the Issue Date to evidence Debentures;

     (m) "Debentures" means the series of $6,000,000 10% convertible fixed and floating charge secured debentures of the Corporation issued or to be issued hereunder and for the time being outstanding;

     (n) "Debentureholders" or "holders" means the several persons for the time being entered in the registers hereinafter mentioned as holders of Debentures;

     (o) "director" means a director of the Corporation for the time being and "directors" or "board of directors" means the board of directors of the Corporation or, if duly constituted and whenever duly empowered, the executive committee of the board of directors of the Corporation for the time being, and reference to action by the directors means action by the directors of the Corporation as a board or action by the said executive committee as such committee;

     (p) "dollars" or "$" means, unless otherwise stated, Canadian dollars and all reference to cash or money shall mean dollars as so defined;

     (q)  "Effective Date" means the 31st day of July, 1996;

     (r) "Event of Default" means any event specified in clause 6.1, continued for the period of time, if any, therein designated;

     (s) "Filing Jurisdiction" means each of the Provinces of Alberta, British Columbia and Ontario;

     (t)  "Issue Date" means the date upon which the Debentures are issued;

     (u) "Mortgaged Property" shall have the meaning ascribed thereto in clause 4.2 hereof, including, without limitation, all of the undertaking, property and assets, both present and future, of the Corporation, of whatsoever nature and kind and wheresoever situated, that are from time to time subject to any mortgage, lien, assignment, transfer, hypothec, pledge or charge created under or secured by this Indenture or by any indenture supplementary hereto;

     (v) "Negotiable Instruments" means cash and all negotiable instruments including, without limitation, promissory notes, cheques, drafts and bills of exchange;

     (w) "Note Agency" means the principal office of the Trustee in the City of Calgary, or such place as may be designated in accordance with clause 2.6 hereof;

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                                      -4-

     (x) "Officer's Certificate" means a certificate signed by the Chairman, President, Vice-President or by the Secretary of the Corporation;

     (y) "Order" means an order of a Securities Commission in a Filing Jurisdiction that permits the Debentures and Common Shares issuable upon the exercise of Debentures to be tradeable in such Filing Jurisdiction without being subject to the prospectus requirement nor any "hold period" under the Applicable Legislation in such Filing Jurisdiction;

     (z)  "Permitted Encumbrances" means, as of any date, any of the following:

          (i)    liens for taxes, assessments or governmental charges:

                 (1)    not at such date due or delinquent; or

                 (2) the validity of which the Corporation shall be contesting in good faith and in respect of which:

                        (A) an amount in cash sufficient to pay such taxes, assessments or charges shall have been deposited with a court, a taxing or assessing authority or the Debentureholder; or

                        (B)    a surety bond, satisfactory to the
                               Debentureholder, for such amount shall have been deposited with the Debentureholder;

          (ii) the lien of any judgment rendered, or of any claim filed, against the Corporation which the Corporation shall be contesting in good faith and in respect of which:

                 (1) an amount in cash sufficient to pay such judgment or claim shall have been deposited with a court or the Debentureholder; or

                 (2) a surety bond, satisfactory to the Debentureholder, for such amount, shall have been deposited with the Debentureholder;

          (iii) undetermined or inchoate liens incidental to construction or current operations which have not at such date been filed pursuant to law against the Mortgaged Property or against the Corporation or which relate to obligations not at such date due or delinquent;

          (iv) easements, rights of way, servitudes or other similar rights in property (including, without limitation, rights of way and servitudes for railways, sewers, drains, pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cables) granted to or reserved or taken by other persons which in the aggregate do not materially detract from the value of such property or

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                                      -5-

                 materially impair its use in the operation of the business of the Corporation;

          (v) security given by the Corporation to a public utility, any municipality, governmental or other public authority when required by such utility, municipality or authority in the ordinary course of the business of the Corporation; and

          (vi) any other lien, the validity of which is being contested in good faith and where the Corporation has deposited:

                 (1) with the court of the Debentureholder, an amount in cash sufficient to pay the same in full;

                 (2) with the Debentureholder, a surety bond, satisfactory to the Holder, for such amount;

     (aa) "person" means an individual, corporation, company, partnership, association or trust;

     (ab) "principal" or "principal amount" means the principal sum of up to and including $6,000,000 or part thereof which remains outstanding and unpaid from time to time;

     (ac) "Prospectus" means a final prospectus in respect of the distribution of Debentures and Common Shares upon the exercise of the Debentures;

     (ad) "receiver" means the receiver appointed pursuant to clause 6.4(g) hereof and includes a receiver manager;

     (ae) "Securities Commissions" means, collectively, the securities commissions or similar regulatory authorities in the Filing Jurisdictions;

     (af) "Security Interest" means any assignment, mortgage, charge, pledge, lien, encumbrance or security interest whatsoever, howsoever, created or arising, whether absolute or contingent, fixed or floating, perfected or not, but does not include set-off or any right of set-off;

     (ag) "Special Note Indenture" means the special note trust indenture, dated August 8, 1996 and made effective as of July 31, 1996, between the Corporation and the Trustee providing for the issuance of the Special Notes, as amended or supplemented from time to time;

     (ah) "Special Notes" means the special notes issued and certified under the Special Note Indenture;

     (ai) "Subsidiary" or "Subsidiary Company" means any corporation of which more than fifty (50%) percent of the outstanding voting shares are owned, directly or indirectly, by or for the Corporation, provided that the ownership of such voting shares confers the right to elect at least a majority of the board of directors of such corporation and includes any corporation in like relation to a subsidiary;

     (aj) "Trustee" means the party of the second part hereunder or its successor or successors for the time being as trustee hereunder;

     (ak) "Voting Shares" means shares of capital stock of any class of any corporation carrying voting rights under all circumstances, provided that, for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered voting shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be voting shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event; and

     (al) "written direction of the Corporation" means an instrument in writing signed by the Chairman, President, Vice-President or by the Secretary of the Corporation.

1.2       GENDER

          Words importing the singular number shall also include the plural and vice versa, and words importing any of the masculine, feminine or neuter genders shall include the others.

1.3       HEADINGS

          The division of this Indenture into Articles and Clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Debentures.

1.4       APPLICABLE LAW

          This Indenture and the Debentures shall be construed in accordance with the laws of the Province of Alberta and shall be treated in all respects as Alberta contracts.

1.5       ENUREMENT

          This Indenture and the Debentures shall enure to the benefit of and be binding upon in respect of successors, heirs, executors, administrators and permitted assigns of the Corporation, the Trustee and the holders.

1.6       MEANING OF "OUTSTANDING"

          Every Debenture certified and delivered by the Corporation and Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation or monies for the payment or conversion thereof shall have been set aside under clause 7.2, as the case may be, provided that:

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                                      -7-

     (a) Debentures which have been partially converted shall be deemed to be outstanding only to the extent of the unconverted part of the principal amount thereof;

     (b) when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

     (c) for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, Debentures owned directly or indirectly, legally or equitably by the Corporation or any Subsidiary shall be disregarded except that:

          (i) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, only the Debentures which the Trustee knows are so owned shall be so disregarded; and

          (ii) Debentures so owned which have been pledged in good faith other than to the Corporation or a Subsidiary shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures in his discretion free from the control of the Corporation or any Subsidiary.


                                    ARTICLE 2
                                 THE DEBENTURES

2.1       PRINCIPAL AMOUNT

          The aggregate principal amount of Debentures authorized to be issued under this Indenture shall consist of and be limited to six million ($6,000,000) dollars in lawful money of Canada.

          The Debentures shall be designated as "$6,000,000 10% Convertible Fixed and Floating Charge Secured Debentures" and shall be dated as of the Issue Date.

2.2       FORM AND SIGNATURE OF DEBENTURES

          The Debentures shall be issued only as fully registered Debentures in the denomination of $1,000 and integral multiples of $1,000. The Debentures and the certificate of the Trustee endorsed thereon shall be substantially in the form set forth in Schedule "A" hereto. The Debentures shall be dated as of the Issue date and shall bear such distinguishing letters and numbers as the Trustee may approve.

          The Debentures may be engraved, printed or lithographed, or be partly in one form and partly in another, as the Corporation may determine.

          The Debentures shall be under the seal of the Corporation (or a reproduction thereof which shall be deemed to be the seal of the Corporation) and shall be signed (either manually or by facsimile signature) by any one officer or director of the Corporation. A facsimile signature upon any of the Debentures shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced and notwithstanding that any person whose signature, either manual or in facsimile, may appear on the Debentures is not, at the date of this Indenture or at the date of the Debentures or at the date of the certifying and delivery thereof, the holder of the office indicated, any such Debentures shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.3       ISSUE OF DEBENTURES

          The Debentures shall be issued from time to time upon the holders of Special Notes duly exercising the Special Notes pursuant to the Special Note Indenture.

          Debentures in the aggregate principal amount not exceeding six million ($6,000,000) dollars in lawful money of Canada shall be executed by the Corporation and, forthwith after such execution, shall be delivered to the Trustee and shall be certified by the Trustee and delivered to or to the order of the Corporation pursuant to a written direction of the Corporation without the Trustee receiving any consideration therefor.

2.4       CERTIFICATION

          No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been certified by or on behalf of the Trustee substantially in the form set out in Schedule "A" hereto or in some other form approved by the Trustee. Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and is entitled to the benefits hereof.

          The certificate of the Trustee signed on the Debentures shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures or as to the issuance of the Debentures, and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or the proceeds thereof. The certificate of the Trustee signed on the Debentures, shall, however, be a representation and warranty by the Trustee that the Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.5       DEBENTURES TO RANK PARI PASSU

          The Debentures may be issued in such amounts, to such persons and on such terms not inconsistent with the provisions of this Indenture, as the directors may determine. Each Debenture as soon as issued or negotiated shall, subject to the terms hereof, be equally and proportionately entitled to the benefits hereof as if all of the Debentures had been issued and negotiated simultaneously.

2.6       REGISTRATION AND TRANSFER OF DEBENTURES

          The Corporation shall, at all times while any Debentures are outstanding, cause to be kept by and at the principal office of the Trustee in the City of Calgary and in such other place or places as the Corporation with the approval of the Trustee may designate, registers in which shall be entered the names and addresses of the holders of Debentures and particulars of the Debentures held by them respectively and of all transfers of Debentures. The registers referred to in this clause shall at all reasonable times be open for inspection by the Corporation, the Trustee and any Debentureholder.

          The Debentures are subject to resale restrictions and may not be sold or otherwise traded or transferred except in accordance with the provisions of applicable securities legislation. Compliance with the securities laws of any jurisdiction to which the Debentureholder or transferee is subject is the responsibility of the Debentureholder or its transferee.

          Except in the case of the register required to be kept at the City of Calgary, the Corporation shall have power at any time to close any register upon which the registration of any Debenture appears and in that event it shall transfer the records thereof to another existing register or to a new register and thereafter such Debentures shall be deemed to be registered on such existing or new register, as the case may be.

          The Debentures may only be transferred on the registers as herein contemplated by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee only upon surrendering to the Trustee of the Debenture Certificate or Debenture Certificates representing the Debentures to be transferred, with the transfer form thereon duly completed and executed, signed by the Debentureholder or by the duly appointed legal representative thereof or a duly authorized attorney, together with evidence of authority of any such legal representative or attorney and, if required by the transfer form, with such signature properly guaranteed, and upon compliance with (i) the conditions herein; (ii) any reasonable requirements as the Trustee may prescribe; and (iii) all applicable securities legislation and requirements of regulatory authorities relating to the transferability of the Debentures or restrictions thereon; and such transfer shall be duly noted in the registers of the Debentures as herein contemplated by the Trustee. Upon compliance with such requirements, the Trustee shall issue to the transferee a Debenture Certificate representing the Debentures transferred. Such new Debenture Certificate shall be sent by first class mail or held for pick-up by the transferee in accordance with the instructions given on the transfer form and, if no such instructions are given, shall be sent by first class mail to the address of the transferee appearing on the form of transfer. If less than all of the Debenture represented by a Debenture Certificate are transferred, the Trustee shall issue a new Debenture Certificate representing the Debentures not transferred in the same name as the name appearing on the Debenture Certificate surrendered for transfer. Such new Debenture Certificate shall be sent by first class mail or held for pick-up in accordance with instructions given on the transfer form, and, if no instructions are given, shall be sent by first class mail to the address of the holder of the Debenture surrendered for transfer appearing on the register of the Debentures as herein contemplated.

          The Corporation and the Trustee will deem and treat the registered owner of any Debenture as the beneficial owner thereof for all purposes and neither the Corporation nor the trustee shall be effected by any notice to the contrary.

          Subject to the provisions of this Indenture, and applicable law, the Debentureholder shall be entitled to the rights and privileges attached to the Debentures and the issuance of Common Shares upon conversion of the Debentures by any Debentureholder in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Corporation and the Trustee with respect to such Debentures and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such holder.

          Notwithstanding the foregoing, neither the Corporation nor the Trustee shall be required to transfer or exchange any Debentures on any payment date or during a period of seven (7) Business Days immediately preceding any such date.

          Neither the Trustee, the Corporation nor any registrar shall be charged with notice of or be bound to see to the execution of any trust, whether expressed, implied or constructive, in respect of any Debenture, and the Trustee or the Corporation may transfer any Debenture on the direction of the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

2.7       PERSONS ENTITLED TO PAYMENT

          The person in whose name any Debenture shall be registered shall be deemed and regarded as the owner thereof for all purposes of this Indenture and payment of or on account of the principal amount of such Debenture shall be made only to or upon the order in writing of such holder thereof. Such payment shall be a good and sufficient discharge to the Trustee and any registrar and to the Corporation and any paying agent for the amounts so paid.

          The holder for the time being of any Debenture shall be entitled to the principal monies, free from all equities and rights of set-off or counter claim between the Corporation and the original or any intermediate holder thereof, and all persons may act accordingly. A transferee of a Debenture shall, after an appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by any conditions contained in such Debenture or by law, be entitled to be entered on any of the appropriate registers as the owner of such Debenture free from all equities and rights of set-off or counterclaim between the Corporation and his transferor or any previous holder thereof, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

          Delivery to the Trustee by a Debentureholder of a Debenture or the receipt of such holder for the principal monies shall be a good and sufficient discharge to the Corporation (subject to any outstanding obligations owing by the Corporation to any Debentureholder pursuant to Articles 3, 4, 5, 6, 7 and 8 herein), which shall not be bound to enquire into the title of such holder, save as ordered by some court of competent jurisdiction or as required by statute. Neither the Corporation, the Trustee nor any registrar shall be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Debenture nor be affected by notice of any equity that may be subsisting in respect thereof.

          Where Debentures are registered in more than one name the principal monies may be paid by cheque payable to the order of all such holders, failing written instruction from them to the contrary, and such payment shall be a good and sufficient discharge to the Trustee and any registrar and to the Corporation (subject to any outstanding obligations owing by the Corporation to any Debentureholder pursuant to Articles 3, 4, 5, 6, 7 and 8 herein) and any paying agent.

          In the case of the death of one or more joint holders, the principal monies may be paid to the survivor or survivors of such holders whose receipt therefor shall constitute a good and sufficient discharge to the Trustee and any registrar and to the Corporation and paying agent.

2.8       MUTILATION, LOSS, THEFT OR DESTRUCTION

          In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture equally with all other Debentures issued or to be issued hereunder without preference or priority one over another. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation and to the Trustee such evidence of such loss, theft or destruction as shall be satisfactory to them in their discretion and shall also furnish indemnity satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

2.9       EXCHANGES OF DEBENTURES

          Debentures of any denomination may be exchanged for Debentures of any other authorized denomination or denominations for an equivalent aggregate principal amount. Any exchange of Debentures may be made at the offices of the Trustee or at the offices of any registrar or registrars where registers are maintained for the Debentures pursuant to the provisions of clause 2.6. Any Debentures tendered for exchange shall be surrendered to the Trustee or appropriate registrar and shall be cancelled.

2.10      CHARGES

          Except as herein otherwise provided and subject to the terms hereof, upon any exchange of Debentures of any denomination for other Debentures and upon any transfer of Debentures, the Corporation or the Trustee may make a sufficient charge to reimburse it for any stamp or security transfer taxes or other governmental charge required to be paid and, in addition, a reasonable charge for its services, and payment of the said charge shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

2.11      OPTION OF HOLDER AS TO PLACE OF PAYMENT

          Except as herein otherwise provided, all sums which may at any time become payable, whether at maturity or otherwise, on account of any Debenture shall be payable at the option of the holder at any of the places at which the principal of such Debentures are payable.

2.12      TRUSTEE NOT BOUND TO MAKE ENQUIRIES

          The Trustee, prior to the certification and delivery of any Debentures under any of the provisions of this Article, shall not be bound to make any enquiry or investigation as to the correctness of the matters set out in any of the resolutions, opinions, certificates or other documents required by the provisions of this Indenture, but shall be entitled to accept and act upon the said resolutions, opinions, certificates and other documents. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable.

2.13      DEBENTUREHOLDER NOT A SHAREHOLDER

          Nothing in this Indenture or in the holding of a Debenture or otherwise, shall, in itself, confer or be construed as conferring upon a Debentureholder any right or interest whatsoever as a shareholder or as any other shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends or other distributions.

                                 ARTICLE 3
                                 REPAYMENT
                                 ---------

3.1       COVENANT TO PAY

          The Corporation, for value received, acknowledges and confirms itself to be indebted to the holders and promises to pay the holders the principal amount of Debentures outstanding from time to time, in the manner and the priority as hereinafter set forth, or on such earlier date as the principal amount hereby secured may be payable and in the meantime promises to pay interest on the principal amount at the rate and times as hereinafter set forth, and should the Corporation at any time make default of its obligations or in the payment of any part or all of the principal amount or interest, then to pay interest on the amount in default both before and after judgment at the same rate and like money at the same place on the same date.

3.2       MATURITY

          The Debentures shall mature and become payable on July 31, 2001.

                                  - 13 -
3.3       INTEREST

          Except in the event that the Debentures or any part thereof is converted into Common Shares of the Corporation as hereinafter provided, interest shall be payable on the outstanding balance of the principal amount of the Debentures at a rate of ten (10%) percent per annum and payable after as well as before maturity, default and judgment with interest payable on overdue interest at the same rate.

          Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the execution of this Indenture. Interest will be computed on the basis of a 365 day year. As interest becomes due hereunder, the Corporation shall pay such interest at the holder's office as contemplated in clause 2.6 and clause 2.7 hereof.

          The Corporation will pay interest semi-annually on the last day of each calendar month of such half year during the term of the Debentures (June 30 and December 31), from the date of execution of this Indenture, with the first payment of interest to commence on December 31, 1996.

3.4       ORDER OF REPAYMENT

          The holders shall, and the Corporation hereby irrevocably authorizes the holders, to apply all payments made by the Corporation against the principal amounts of the Debentures, interest thereon and other monies which are payable by the Corporation under the Debentures in the following order: (a) all expenses and other monies from time to time secured hereunder; (b) interest payable hereunder; and (c) the principal amount of the Debentures.

                                    ARTICLE 4
               SECURITY FOR PAST, PRESENT AND FUTURE INDEBTEDNESS
               --------------------------------------------------

4.1       SECURITY

          The mortgages, pledges and charges created herein shall take effect forthwith upon the execution hereof and shall secure any and all indebtedness now or hereafter owing by the Corporation to the holders hereunder; and provided further, without restricting the generality of the foregoing, the Corporation may reduce the principal amount outstanding from time to time, without notice, bonus or penalty, and the holders, if they are so willing, and in their sole discretion, may provide further advances to the Corporation to the extent that the balance outstanding may be increased, reduced and varied from time to time; and provided further, without restricting the generality of the foregoing, the indebtedness secured by the mortgages, pledges and charges created herein shall include the following:

     (a) Any sums advanced by the holders on behalf of the Corporation or expenses or costs incurred by the holders, or the Trustee appointed hereunder, which are made or incurred pursuant to, or permitted by, the terms hereof, from the date of the advances or the incurring of such expenses or costs until reimbursed;

     (b) Any and all other indebtedness of the Corporation to the holders now or hereafter owing, regardless of how evidenced or arising, including but without limitation, any and all Debentures issued hereunder; and

     (c)  Any extensions or renewals of all such indebtedness described herein.

4.2       MORTGAGED PROPERTY

          In consideration of the premises herein contained and one ($1.00) dollar paid by the Trustee to the Corporation, the receipt and sufficiency whereof is hereby acknowledged, and to secure the due payment of the principal amount of the Debentures from time to time issued and certified hereunder and all other monies, if any, for the time being and from time to time owing on the security of this Indenture and the due performance of the obligations of the Corporation herein contained and in pursuance of the power and authority hereinbefore recited and of every other power and authority it thereunto enables, and subject to the Permitted Encumbrances, the Corporation hereby grants, assigns, transfers, mortgages, pledges, charges and grants a Security Interest to and in favour of the Trustee, as trustee on behalf of the Debentureholders, a first fixed and floating charge over and in respect of all of its undertaking and all of the property and assets of the Corporation for the time being, both present and future of whatsoever nature including, without restricting the generality of the foregoing, any real and personal, moveable and immoveable property, of whatsoever nature and kind and wheresoever situate, both present and future, except to the extent that the Personal Property Security Act, Alberta, is not applicable to a security interest in such personal property, and to the exception as to leaseholds, as set forth in clause 4.3 hereof and, without in any way limiting the generality of the foregoing, its uncalled capital and all present and future incomes, monies, sources of money, rights, powers, privileges, franchises, easements, agreements, leases, shares, bonds, debentures, book debts, accounts receivable, negotiable and non-negotiable instruments, judgments, chooses in actions, securities and all other property and things of value, tangible or intangible, legal or equitable of which the Corporation may be possessed or entitled to or which may at any time hereafter be acquired by the Corporation (all of such undertaking, property and assets being mortgaged, pledged and charged being herein collectively called the "Mortgaged Property").

4.3       EXCEPTIONS

          The Corporation shall not, without the prior consent of holders of not less than sixty-six and two-thirds (66-2/3%) in principal amount of Debentures then outstanding first had and obtained, be at liberty to and shall not, (i) except in respect of Permitted Encumbrances, create or incur or suffer to be created or incurred any mortgage, pledge, hypothec, lien, charge, encumbrance, assignment or other security of any kind whatsoever upon the Mortgaged Property or any part thereof ranking or purporting to rank in priority or pari passu to this Indenture or the charges created and secured hereby, or (ii) sell, assign, transfer, lease or otherwise dispose of the Mortgaged Property or any part thereof otherwise than in the ordinary course of business of the Corporation as it is presently conducted; provided always that the last day of the term of any lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Corporation or any renewal thereof, is hereby and shall be excepted out of the mortgage, pledge and charge created hereby or by any other instrument supplemental hereto and does not and shall not form part of the Mortgaged Property, but the Corporation shall stand possessed of the reversionary interest remaining in the Corporation of any leasehold interest forming part of the Mortgaged Property, upon trust to assign and dispose thereof as the Holder shall direct, and upon any sale of a leasehold interest or any part thereof, the Holder, for the purposes of vesting the aforesaid reversionary interest of any such term or any renewal thereof in any purchaser or purchasers thereof shall be entitled by deed or writing to appoint such purchaser or purchasers or any other person or persons a new trustee or trustees of the aforesaid reversion in the place of the Corporation and to vest the same accordingly in the new trustee or trustees so appointed, freed and discharged from any obligation respecting the same.

4.4       OBLIGATION TO PAY

          Nothing contained in this Indenture or the Debentures, is intended to or shall impair, as between the Corporation, its creditors and the holders, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders the principal amount and other indebtedness of the Corporation to the holders, as and when the same shall become due and payable in accordance with the terms hereof, or affect the relative rights of the holders, nor shall anything herein prevent the Trustee, on behalf of the holders, from exercising all remedies otherwise permitted by applicable law or equity under this Indenture and the Debentures.

4.5       DEFEASANCE

          Upon payment by the Corporation to the holders of the total principal amount of the Debentures and all other money secured by this Indenture and provided the security herein constituted shall not have become enforceable, then the Mortgaged Property shall revert and revest in the Corporation without any release, acquittance, reconveyance, re-entry or other act or formality whatsoever, but the Trustee shall nevertheless, within thirty (30) days of being requested in writing by the Corporation to do so, deliver up this Indenture to the Corporation and execute, acknowledge or deliver to the Corporation a full release and reconveyance of the Mortgaged Property or such parts thereof as shall not have been disposed under the powers herein contained and such further and other documents reasonably requested by the Corporation.

4.6       PARTIAL RELEASE

          No postponement or partial release or discharge of the Security Interest, created under and secured by this Indenture in respect of all or any part of the Mortgaged Property shall in any way operate or be construed so as to release and discharge the security hereby constituted in respect of the Mortgaged Property except as herein specifically provided, or so as to release or discharge the Corporation from its liability to the holders to fully pay and satisfy the principal amount of the Debentures and all other monies due or remaining unpaid by the Corporation to the holders from time to time as provided herein.

4.7       PROVISO FOR POSSESSION UNTIL DEFAULT

          Until the security hereby created shall become enforceable and the Trustee on behalf of the Debentureholders hereof shall have determined to enforce the same, the Corporation shall be permitted in the same manner and to the same extent as if this Indenture had not been executed, but subject to the express terms hereof, to possess, operate, manage, use and enjoy its Mortgaged Property in the ordinary course of business of the Corporation and for the purpose of carrying on the same, and for such purpose, to take and use the rents, income, profits and issues thereof, including dividends, profits and interest upon or in respect of any shares, bonds or other securities, claims and demands in judgment or otherwise at any time forming part of the Mortgaged Property.

                                    ARTICLE 5
          COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE CORPORATION
          ------------------------------------------------------------

5.1       REPRESENTATIONS AND WARRANTIES

          The Corporation represents and warrants to the Trustee for the benefit of the Trustee and the Debentureholders as follows:

     (a) the Corporation is a corporation duly organized, legally existing and in good standing under the laws of the Province of Alberta and is duly authorized to do business in each other jurisdiction where a failure so to qualify would have a materially adverse effect on the business or operations of the Corporation;

     (b) the Corporation is duly authorized and empowered to execute, deliver and perform its obligations under this Indenture and all corporate action on the part of the Corporation for the due execution, delivery and performance by the Corporation of this Indenture has been duly and effectively taken;

     (c) this Indenture and the Debentures constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms (except that such enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and that specific performance and other equitable remedies are subject to the discretion of the courts before which such remedies are sought and the provisions of the Interest Act, (Canada).

5.2       COVENANTS

          The Corporation covenants and agrees with the Trustee for the benefit of the Trustee and the Debentureholders as follows:

     (a)  so long as any Debentures remain outstanding:

          (i) it shall reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the conversion of the Debentures;

          (ii) it shall cause the Common Shares and the certificates representing the Common Shares acquired pursuant to the conversion of the Debentures to be duly issued and delivered in accordance with the Debenture Certificates and the terms hereof;

          (iii) all Common Shares which shall be issued upon conversion of Debentures as provided for herein and in the Debenture Certificate shall be issued as fully paid and non-assessable;

          (iv)   it shall maintain its corporate existence;

          (v) it shall use its best efforts to ensure that all Common Shares outstanding or issuable from time to time (including without limitation the Common Shares issuable on the conversion of the Debentures) are listed and posted for trading on The Alberta Stock Exchange;

          (vi) it shall make all requisite filings under applicable Canadian securities legislation including those necessary to remain a reporting issuer not in default in each of the Filing Jurisdictions and those necessary to report the issuance of Common Shares pursuant to the conversion of the Debentures;

          (vii) it shall use its best efforts to obtain a receipt for the Prospectus or obtain an Order, as soon as practicable, from each of the Securities Commissions so that the resale of the Debentures and Common Shares issuable upon the conversion of the Debentures will not be subject to the prospectus requirements nor any "hold period" under applicable securities legislation in such Filing Jurisdictions;

          (viii) it shall give written notice to the Trustee and to each registered Debentureholder of the issuance of the receipts for a Prospectus or an Order, as soon as practicable but, in any event, not later than three Business Days after the issuance of such receipts; and

          (ix) generally, it will well and truly perform and carry out all of the acts, or things, to be done by it as provided in this Indenture or as the Trustee may reasonably require for the better accomplishing and effecting of the intentions and provisions of this Indenture;

     (b) to forever defend all and singular the Mortgaged Property unto the Trustee against every person whomsoever lawfully claiming or attempting to claim the same or any part thereof;

     (c) to punctually and duly pay the principal amount, interest on each of the Debentures and other monies hereby secured, together with other appurtenant charges thereon, in accordance with the terms of this Indenture;

     (d) to carry on and continuously conduct its business in respect of the Mortgaged Property in a lawful, efficient, diligent and businesslike manner;

     (e) to keep and maintain proper books of account and records accurately covering all aspects of the business affairs of the Corporation and its Subsidiaries relating to the Mortgaged Property and to permit authorized officers, employees or agents of the Trustee to inspect the same during regular business hours;

     (f) to furnish annually to the Trustee within one hundred forty (140) days after the end of each fiscal year of the Corporation audited financial statements of the Corporation together with the report of its auditors thereon;

     (g) to furnish to the Trustee within sixty (60) days after the end of each quarter of its fiscal year unaudited financial statements of the Corporation for such quarter containing such information as the Trustee may reasonably require;

     (h) to furnish to the Trustee any financial or operating statements or reports relating to the business or affairs of the Corporation as the Trustee may reasonably request;

     (i) to fully pay and discharge as and when the same become due and payable all taxes (including local improvement rates), rates, duties and assessments that may be levied, rated, charged or assessed against the Corporation, or the Mortgaged Property, or any part thereof unless same is being contested in good faith, and if the Corporation fails to pay any of such taxes, rates, duties or assessments and if it is not in good faith contesting the same, the Trustee may pay, but shall not be obligated to pay, the same and any amounts so paid by the Trustee shall become and form part of the principal amount secured hereby and shall bear interest at the rate aforesaid until paid;

     (j) to at all times promptly observe, perform, execute and comply with all applicable laws, rules, requirements, orders, directions, by-laws, ordinances, work orders and regulations of every governmental authority and agency whether federal, provincial, municipal or otherwise, including, without limiting the generality of the foregoing, those dealing with fire, access, the environment (whether for its protection, preservation, clean-up or otherwise), toxic materials or other environmental hazards, public health and safety, and all private covenants and restrictions affecting the Mortgaged Property or any portion thereof, and from time to time, upon request of the Trustee, to provide to the Trustee evidence of such observance and compliance and at the Corporation's expense make any and all improvements thereon or alterations to the Mortgaged Property and to take all such other action as may be required at any time by any such present or future law, rule, requirement, order, direction, by-law, ordinance, work order or regulation;

     (k) to give notice to the Trustee promptly of any Event of Default or of any event which with notice or lapse of time, or both, would constitute an Event of Default hereunder;

     (l) to execute such further assurances of the Mortgaged Property as may be reasonably required by the Trustee;

     (m) where the Corporation's interest in any of the Mortgaged Property, real or personal, is that of a purchaser under an agreement or option to purchase, the mortgage, pledge and charge hereby created shall extend to the entire estate or interest from time to time of the Corporation in such property, including in the case of real property the fee simple when the real property is conveyed in fee simple to the Corporation.

5.3       INSURANCE

     (a) The Corporation covenants that, at all times during the continuation of this Indenture, it will keep such of the Mortgaged Property that are of an insurable nature and are of a character usually insured by companies owning or operating the same or similar premises insured with responsible insurers, against loss, or damage by fire and other causes customarily insured against by similar premises in Canada and within limits of coverage reasonably acceptable to the Trustee. Unless otherwise agreed to in writing by the Trustee, the losses under all such insurances shall be payable firstly to the Debentureholders hereunder.

     (b) The Corporation agrees that so long as it remains indebted to the Debentureholders, it will, unless otherwise requested in writing by the Trustee, maintain with reputable insurers third party public liability and property damage insurance covering all operations of the Corporation within limits of coverage usually carried by others owning or operating the same or a similar type and size of business as that being conducted by the Corporation.

     (c) The Corporation will, upon the request of the Trustee, deliver to the Trustee certified copies of all policies or contracts of insurance being carried by the Corporation pursuant to the terms hereof, together with such certificates of insurance as the Trustee may reasonably require and evidence that the premiums on all such insurance have been paid.

     (d) If the Corporation should fail to take out or maintain all or any of the insurance required to be carried by the Corporation pursuant to the terms hereof, the Trustee may, but shall not be obligated to, take out some or all of such insurance and all sums expended by the Trustee in effecting such insurance shall forthwith become due and be payable by the Corporation to the Trustee and until paid shall form part of the principal amount secured hereby.

     (e) In the event of loss under any of the insurance referred to in clause 5.3(a) hereof, the Trustee, at its option, may apply the insurance proceeds on account of the principal amount secured hereby or may apply the same to rebuilding, repairing and restoring the Mortgaged Property, or may at its sole discretion apply the same partly for one purpose and partly for the other purpose.

5.4       NEGATIVE COVENANTS

          The Corporation shall not, and covenants with the Trustee on behalf of the Trustee and the Debentureholders, that it will not, without the consent of holders of not less than sixty-six and two-thirds (66-23%) percent of the principal amount of Debentures outstanding first had and received:

     (a) sell, exchange, transfer, assign or dispose of any part of the Mortgaged Property, except in the ordinary and normal course of business of the Corporation as such business is currently being carried out;

     (b) create or suffer to be created any mortgage, hypothec, lien, charge, encumbrance or security interest of whatsoever nature upon the Mortgaged Property ranking in priority to or pari passu with the lien hereof except for Permitted Encumbrances;

     (c) incur or become liable for any indebtedness when it is in default under this Indenture, except for current indebtedness incurred in the ordinary course of business of the Corporation;

     (d) guarantee the debts, liabilities or obligations of any Person or become the endorser on any note or other obligation when it is in default under the terms of this Indenture;

     (e) reduce its capital or make any distribution otherwise than out of surplus of its assets, or redeem, purchase or otherwise retire or pay off any of the issued and outstanding shares for the time being of the Corporation;

     (f)  lend money to any person, when it is in default under this Indenture;

     (g) make any capital expenditures when it is in default under this Indenture; or

     (h) make any distribution to its shareholders or any of them or declare or pay any dividends.

5.5       DEFEND MORTGAGED PROPERTY

     (a) The Corporation at its own cost will protect the Mortgaged Property against all liabilities of any nature, including all claims of workmen or materialmen that might arise from the administration or operation of any part of the Mortgaged Property or from the Corporation's operations; and will pay or cause to be paid all such liabilities and all charges for labour, materials and equipment incurred in such administration and operation unless same is being contested in good faith; will indemnify and hold the Trustee free and clear of any liens, charges and security interest or attempted liens, charges or security interests upon the Mortgaged Property.

     (b) If a lien hereof, or the title to, or the rights of the Trustee in or to the Mortgaged Property or any part thereof, shall be endangered or shall be attacked directly or indirectly, or if any legal proceedings are instituted against the Corporation or the Trustee with respect thereto, the Corporation will promptly give written notice thereof to the Trustee and the Corporation, at its sole cost and expense, and will diligently cure any defect that may be developed or validly claimed, and will take all necessary and proper steps for the defence of the title to the Mortgaged Property and the lien of this Indenture thereon and will take such action as is reasonably appropriate to the defence of any such legal proceedings including, but not limited to, the employment of counsel, for the prosecution or defence of litigation and the release or discharge of claims made against the title to the Mortgaged Property or the lien of this Indenture. If the Trustee shall deem it necessary or expedient, a defence of such title, mortgage lien or charge, the Corporation hereby authorizes the Trustee, at the Corporation's sole expense, to take all additional steps deemed by the Debentureholder reasonably necessary or advisable for the defence of such title, mortgage, lien or charge including, but not limited to, the employment of independent counsel, for the prosecution or defence of litigation and the compromise or discharge of any adverse claims made with respect thereto.

5.6       SUPPLEMENTAL INSTRUMENTS

          The Corporation, at its cost and expense, will duly execute and deliver all such supplementary and corrective instruments and other instruments and assurances as the Trustee may reasonably require in order to render all of the Mortgaged Property now owned and hereinafter acquired by the Corporation, subject to the specific lien, charge and security interest hereof or as the Trustee deems necessary or advisable for the perfection and protection of the mortgages, liens, charges and assignments created or intended to be created hereby and the rights conferred or intended to be conferred upon the Trustee under this Indenture. The Corporation, at its cost and expense, will cause this Indenture and all such supplementary and corrective instruments and other instruments and assurances to be properly filed and re-filed, registered and re-registered and deposited and re-deposited in such manner, at such offices and places and at such times and as often as may be required by law or as may be necessary or desirable to perfect and preserve the mortgage, liens, charges and assignments created or intended to be created hereby and the rights conferred or intended to be conferred upon the Trustee under this Indenture, and will cause to be furnished promptly to the Trustee evidence satisfactory to the Trustee of such filing, registering and depositing, all at the cost and expense of the Corporation.

5.7       TO PAY TRUSTEE'S REMUNERATION

          The Corporation will pay the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all monies which shall have been paid by the Trustee in and about the execution of the trusts hereby created, and such monies shall be payable out of any funds coming into the possession of the Trustee in priority to any of the Debentures. The said remuneration shall continue payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in course of administration by or under the direction of the court.

5.8       TRUSTEE MAY PERFORM COVENANTS

          If the Corporation shall fail to perform any covenant on its part herein contained, the Trustee may in its discretion, but (subject to clause 6.2) need not, notify the Debentureholders of such failure or itself may perform any of said covenants capable of being performed by it and, if any such covenant requires the payment or expenditure of money, it may make such payment or expenditure with its own funds, or with money borrowed by or advanced to it for such purposes, but shall be under no obligation so to do. All sums so expended or advanced shall be repayable by the Corporation in the manner provided in clause 5.7, but no such performance or payment shall be deemed to relieve the Corporation from any default hereunder.

                                    ARTICLE 6
                                     DEFAULT

6.1       ACCELERATION OF MATURITY

          Upon the happening of any one or more of the following events, namely:

     (a) if the Corporation makes default in payment of any principal amount due on any Debentures and any such default continues for a period of seven (7) Business Days;

     (b) if a decree or order of a court having jurisdiction in the premises is entered adjudging the Corporation a bankrupt or insolvent under the BANKRUPTCY & INSOLVENCY ACT (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of the property of, the Corporation, or appointing a receiver of, or of any substantial part of the property of, the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of thirty (30) days;

     (c) if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of clause 8.1 are duly observed and performed or if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the BANKRUPTCY & INSOLVENCY ACT (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of the property of, the Corporation or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any of the aforesaid purposes;

     (d) if an encumbrancer shall take possession of the property of the Corporation or any part thereof which is, in the opinion of the Trustee, a substantial part thereof, or if a distress or execution or any similar process be levied or enforced there against and remain unsatisfied for such period as would permit such property or such part thereof to be sold thereunder; or

     (e) if the Corporation shall neglect to observe or perform any other covenant or condition herein contained on its part to be observed or performed and, after notice in writing has been given by the Trustee to the Corporation specifying such default and requiring the Corporation to put an end to the same (which said notice may be given by the Trustee, in its discretion, and shall be given by the Trustee upon receipt of a request in writing signed by the holder of not less than sixty-six and two-thirds (66-2/3%) percent in the principal amount of the Debentures then outstanding), the Corporation shall fail to make good such default within a period of thirty (30) days, unless the Trustee (having regard to the subject matter of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustee;

then in each and every such event the Trustee shall upon consent of holders of not less than sixty-six and two-thirds (66-2/3%) percent in principal amount of the Debentures then outstanding, (subject to the provisions of clause 6.3), by notice in writing to the Corporation declare the principal amount of all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, anything therein or herein to the contrary notwithstanding, and the Trustee may proceed to enforce such payment and the Security Interest created hereunder, and subject to the other terms hereof, the Corporation shall forthwith pay to the Trustee for the benefit of the Debentureholders the principal amount of and such other monies from the date of the said declaration until payment is received by the Trustee. Such payment when made shall be deemed to have been made in discharge of the Corporation's obligations hereunder, and any monies so received by the Trustee shall be applied in the manner provided in clause 6.6.

6.2       NOTICE OF EVENTS OF DEFAULT

          If an Event of Default shall occur and be continuing the Trustee shall, within thirty (30) days after it becomes aware of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in clause 10.2, provided that, notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least sixty-six and two-thirds (66-2/3%) percent of the principal amount of the Debentures then outstanding, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing.

6.3       WAIVER OF DEFAULT

          Upon the happening of any Event of Default hereunder:

     (a) the holders of sixty-six and two-thirds (66-2/3%) percent of the principal amount of the Debentures then outstanding shall have the power (in addition to the powers exercisable by extraordinary resolution as hereinafter provided) by requisition in writing to instruct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to clause 6.1 and the Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; and

     (b) the Trustee, so long as it has not become bound to declare the principal of the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee's opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable;

provided that no act or omission either of the Trustee or of the Debentureholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

6.4       ENFORCEMENT BY THE TRUSTEE

     (a) Subject to the provisions of clause 6.3 and to the provisions of any extraordinary resolution that may be passed by the Debentureholders, the Trustee may in its discretion and shall upon receiving the consent of holders of not less than sixty-six and two-thirds (66-2/3%) percent in principal amount of the Debentures then outstanding and upon being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to enforce the Security Interest created hereunder and to obtain or enforce payment of the principal amount of all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

     (b) The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relating to the Corporation or its creditors or relating to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to have respective claims of the Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by extraordinary resolution, any right to accept or consent to any plan or reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

     (c) In the event the Security Interest hereby constituted shall have become enforceable, then the Trustee, to the extent permitted by law, in its discretion and subject to Permitted Encumbrances, may enter upon and/or take possession of the Mortgaged Property or any part thereof and may in the like discretion sell, call in, collect and convert into money the same or any part thereof with full power to sell any of the Mortgaged Property either together or in parcels and either by public auction or private contract and either for a lump sum or for a sum payable by instalments or for a sum on account and a mortgage or charge for the balance and with full power upon every such sale to make any special or other stipulations as to title or evidence of commencement of title or otherwise which the Trustee shall deem proper and with full power to buy in or rescind or vary any contract for sale of the said premises or any part thereof and to resell the same without being responsible for any loss which may be occasioned thereby and with full power to compromise and effect compositions and for the purposes of the aforesaid, or any of them, to execute and do all such assurances and things as it shall think fit.

     (d) Upon any such sale, calling-in, collection or conversion as aforesaid, the receipt of the Trustee for the purchase money of the premises sold and for any other monies paid to it shall effectually discharge the purchaser or purchasers or other person or persons paying the same therefrom and from being concerned to see to the application or being answerable for the loss or misapplication thereof. Any such sale, calling-in, collection or conversion shall be a perpetual bar, both in law and in equity, against the Corporation and all other persons claiming the Mortgaged Property sold or any part thereof by, through or under the Corporation.

     (e) The Trustee shall hold and apply monies which arise from any sale, calling-in, collection or conversion against the principal amount and other monies which are secured hereby in such order and to such indebtedness of the Corporation to the Trustee as the Trustee may determine in its sole and absolute discretion from time to time and as prescribed by law.

     (f) The Trustee shall out of the rents and profits and income of the Mortgaged Property, pay and discharge the expenses incurred in and about the carrying on and management of the assets or in the exercise of any of the powers under the last preceding clauses hereof or otherwise in respect of the premises and all outgoings which it shall think fit to pay and shall pay and apply the residue of the said rents, profits, income and monies in the same manner as is hereinbefore provided.

     (g) Subject to Permitted Encumbrances, the Trustee at any time after the security hereby constituted becomes enforceable may, by writing appoint or a court of competent jurisdiction, on application of the Trustee, may appoint a receiver or receivers or receiver-manager of the Mortgaged Property or any part thereof and remove any receiver or receivers or receiver-manager so appointed and appoint another in his stead and the following provisions shall have effect:

          (i) Such appointment may be made either before or after the Trustee shall have entered into or taken possession of the Mortgaged Property or any part thereof;

          (ii) Such receiver may be vested by the Trustee with such powers and discretions as the Trustee may think expedient;

          (iii) Unless otherwise directed by the Trustee, such receiver may exercise all the powers and authorities vested in the Trustee by this Indenture;

          (iv) Such receiver shall, in the exercise of his powers, authorities and discretions, conform to the regulations and directions from time to time made and given by the Trustee;

          (v) The Trustee may from time to time fix the remuneration of such receiver and direct payment thereof out of the Mortgaged Property;

          (vi) The Trustee may from time to time and at any time require any such receiver to give security for the due performance of his duties as such receiver and may fix the nature and the amount of the security to be so given, but the Trustee shall not be bound in any case, to require any such security;

          (vii) Save so far as otherwise directed by the Trustee, all monies from time to time received by such receiver shall be paid in trust for and over to the Trustee;

          (viii) The Trustee may pay over to such receiver, any monies constituting part of the Mortgaged Property to the intent that the same may be applied for the purposes hereof by such receiver, and the Trustee may from time to time determine what funds the receiver shall be at liberty to keep in hand with a view to the performance of his duties as such receiver; and

          (ix) The receiver shall be the agent of the Corporation and the Corporation shall be solely responsible for his acts and defaults (including negligence, misconduct or misfeasance on the part of any such receiver) and for his remuneration.

     (h) The receiver appointed hereunder by the Trustee may be any person, whether an officer or officers or employee or employees of the Trustee or not, and the Trustee may appoint another or others in his or their stead.

     (i) The rights and powers conferred herein, in regard to appointment and powers of the receiver, are in supplement to and not in substitution for any rights or powers the Trustee may from time to time have as the Trustee of this Indenture and every such receiver may, in the discretion of the Trustee, be vested with all or any of the rights and powers of the Trustee.

     (j) After the security hereby created shall have become enforceable and the Trustee shall have determined or become bound to enforce the same, the Corporation will from time to time, execute and do all such assurances and things as the Trustee may reasonably require for facilitating the realization of the Mortgaged Property and for exercising all the powers, authorities and discretions hereby conferred upon the Trustee and for confirming to any purchaser of any of the Mortgaged Property, whether sold by the Trustee hereunder or by judicial proceedings, the title to the property so sold, and that it will give all notices and directions which the registered holder hereof may consider expedient; provided that for said purposes the Corporation does hereby irrevocably appoint the Trustee to be the attorney of the Corporation in the name and on behalf of it to execute and do any deeds, transfers, conveyances, assignments, assurances and things which the Corporation ought to execute and do under the covenants and provisions herein contained, and generally, to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Trustee.

     (k) The Trustee shall not nor shall any receiver as aforesaid by reason of the Trustee or such receiver entering into possession of the Mortgaged Property or any part thereof be liable to account as mortgagee in possession or for anything or be liable for any loss upon realization or for any default or omission for which a mortgagee in possession might be liable.

     (l) The Trustee shall also have power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

     (i) All rights of action hereunder including the realization of the Security Interest granted hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings related thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

6.5       NO SUITS BY DEBENTUREHOLDERS

          No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing its Security Interest and payment of the principal of the Debentures or any other monies payable hereunder or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the BANKRUPTCY & INSOLVENCY ACT (Canada) to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless:

     (a) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder;

     (b) the Debentureholders by extraordinary resolution (as hereinafter defined) or consent of holders of not less than sixty-six and two-thirds (66-2/3%) percent in principal amount of the Debentures then outstanding shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name and for such purpose.

     (c) the Debentureholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and

     (d) the Trustee shall have failed to act within a reasonable time after such notification, request and provision of indemnity and such notification, request and provision of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding.

6.6       APPLICATION OF MONIES BY TRUSTEE

          Except as herein otherwise expressly provided any monies received by the Trustee from the Corporation pursuant to the foregoing provisions or as a result of legal or other proceedings or from any receiver, trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Trustee available for such purpose, as follows:

     (a) first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances and other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

     (b) second, in payment, rateably and proportionately to the holders of Debentures (taking into consideration any sums received directly by one or more of the Debentureholders), of the principal amount of the Debentures in the specific order of priority and to such specific indebtedness as set forth in clause 3.4 and clause 3.5 hereof; and

     (c) third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to subclause (b) above in respect of the principal amount due on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a person other than the Corporation or any Subsidiary but only to the extent of such person's interest therein) except subject to the prior payment in full of the principal due on all Debentures which are not so held.

6.7       DISTRIBUTION OF PROCEEDS

          Payments to Debentureholders pursuant to subclause (b) of clause 6.6 shall be made at least seven (7) Business Days' notice of every such payment shall be given in the manner provided in clause 10.2 specifying the time when and the place or places where the Debentures are to be presented and the amount of the payment and the application thereof.

6.8       REMEDIES CUMULATIVE

          No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

6.9       JUDGMENT AGAINST THE CORPORATION

          The Corporation covenants and agrees with the Trustee that in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and any other monies owing hereunder.

6.10      IMMUNITY OF SHAREHOLDERS AND OTHERS

          Subject to section 8.1, the Debentureholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Corporation or of any successor company for the payment of the principal amount on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation herein or in the Debentures contained.

6.11      TRUSTEE APPOINTED ATTORNEY

          The Corporation hereby irrevocably appoints the Trustee to be the attorney of the Corporation in the name and on behalf of the Corporation to execute any instruments and do any acts and things which the Corporation ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.


                                    ARTICLE 7
                           SATISFACTION AND DISCHARGE

7.1       CANCELLATION AND DESTRUCTION

          All Debentures shall forthwith after payment or conversion thereof be delivered to the Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and if required by the Corporation the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

7.2       NON-PRESENTATION OF DEBENTURES

          In case the holder of any Debenture shall fail to present the same for payment or conversion on the date on which the principal thereof becomes payable either at maturity or otherwise:

     (a) the Corporation shall be entitled to pay the principal amount, if any, or deliver Common Shares to the Trustee and direct it to set aside; or

     (b) in respect of monies in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Trustee to set aside;

such amounts or Common Shares, in trust to be paid or delivered to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal monies payable on or represented by each Debenture in respect whereof such monies have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving payment of the monies or Common Shares so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of clause 7.3.

7.3       REPAYMENT OF UNCLAIMED MONIES OR COMMON SHARES

          Any monies or Common Shares set aside under clause 7.2 and not claimed by and paid or delivered to Debentureholders as provided in clause 7.2 within two (2) years after the date of such setting aside shall be repaid or re-delivered to the Corporation by the Trustee on demand and thereupon the Trustee shall be released from all further liability with respect to such monies. Thereafter the holders of the Debentures in respect of which such monies or Common Shares were so repaid or delivered to the Corporation shall have no rights in respect thereof except to obtain payment of the monies or Common Shares due thereon from the Corporation up to such time as the right to proceed against the Corporation for recovery of such monies has become statute barred under the laws of the Province of Alberta.

                                    ARTICLE 8
                             SUCCESSOR CORPORATIONS

8.1       CERTAIN REQUIREMENTS

          The Corporation shall not enter into any transaction (including by way of reconstruction, reorganization, consolidation, amalgamation, merger, liquidation, transfer, sale or otherwise) whereby all or substantially all of its undertakings, property and assets would become the property of any other person, or, in the case of any such amalgamation, of the continuing corporation resulting therefrom, unless:

     (a) such other person or continuing corporation (herein called the "Successor Corporation") is a corporation incorporated under the laws of Canada or one of its provinces;

     (b) the Successor Corporation shall execute, prior to or contemporaneously with the consummation of such transaction, such instruments, if any, as are in the opinion of Counsel to the Trustee necessary or advisable to evidence the assumption by the Successor Corporation of liability for the due and punctual payment of all the Debentures, interest thereon and all other monies payable hereunder, the covenant of the Successor Corporation to observe and perform all the covenants and obligations of the Corporation under this Indenture;

     (c) such transaction, in the opinion of Counsel to the Trustee, shall be upon such terms as to substantially preserve and not impair any of the rights and powers of the Trustee or the Debentureholders hereunder; and

     (d) no condition or event shall exist in respect of the Successor Corporation at the time of such transaction or after giving full effect thereto which constitutes or would constitute an Event of Default hereunder;

provided however, that the provisions hereof shall not apply in respect of any reorganization, reconstruction, amalgamation, merger, liquidation, transfer, sale or otherwise involving the Corporation and its Subsidiaries whereby there is no effective change in control or effective ownership of the assets, undertakings and property of the Corporation or its Subsidiaries.

8.2       VESTING OF POWERS IN SUCCESSOR

          Whenever the conditions of clause 8.1 have been duly observed and performed, the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture in the name of the Corporation or otherwise and any act or proceeding by any provision of this Indenture required to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the directors or officers of such Successor Corporation.

                                    ARTICLE 9
                          MEETINGS OF DEBENTUREHOLDERS

9.1       RIGHT TO CONVENE MEETING

          The Trustee may at any time and from time to time and the Trustee shall on receipt of a written request of the Corporation or a written request signed by the holders of not less than sixty-six and two-thirds (66-2/3%) percent in principal amount of the Debentures then outstanding and upon being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Trustee failing within fifteen (15) Business Days after receipt of any such request and such indemnity to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Calgary or at such other place as may be approved or determined by the Trustee.

9.2       NOTICE OF MEETINGS

          At least fifteen (15) Business Days' notice of any meeting shall be given to the Debentureholders in the manner provided in clause 10.2. A copy of the notice shall be sent by post to the Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat. It shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting.

9.3       CHAIRMAN

          Some person, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within fifteen (15) minutes from the time fixed for the holding of the meeting, the Debentureholders present in person or by proxy shall choose some person present to be chairman.

9.4       QUORUM

          Subject to the provisions of clause 9.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least sixty-six and two-thirds (66-2/3%) percent in principal amount of the outstanding Debentures. If a quorum of the Debentureholders shall not be present within thirty (30) minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is a non-business day in which case it shall be adjourned to the next following business day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent fifty one
(51%) percent of the principal amount of the outstanding Debentures. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum is present at the commencement of business.

9.5       POWER TO ADJOURN

          The chairman of any meeting at which a quorum of the Debentureholders is present may with the consent of the holders of a majority in principal amount of the Debentures represented thereat adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

9.6       SHOW OF HANDS

          Every question submitted to a meeting shall, subject to clause 9.7, be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debenture, if any, held by him.

9.7       POLL

          On every extraordinary resolution, and on any other question submitted to a meeting, when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than extraordinary resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.

9.8       VOTING

          On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxyholder duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the holder. A proxyholder need not be a Debentureholder. In the case of joint registered holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint registered holders.

9.9       REGULATIONS

          The Trustee, or the Corporation with the approval of the Trustee, may from time to time make, vary or revoke such regulations as it shall think fit providing for and governing:

     (a) the form of the instrument appointing a proxy, which shall be in writing, the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

     (b) the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same be deposited; and

     (c) the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled, telegraphed or sent by telex before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

9.10      PERSONS ENTITLED TO ATTEND MEETINGS

          The Corporation and the Trustee, by their respective officers and directors, and the legal advisors of each of the Corporation and the Trustee may attend any meeting of the Debentureholders, but none of such persons shall have a vote as such.

9.11      POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION

          In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by extraordinary resolution:

     (a) power to sanction and agree to any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Trustee against the Corporation, whether such rights arise under this Indenture or the Debentures or otherwise;

     (b) power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Corporation and to authorize the Trustee to concur in and

                                     -35

          execute any indenture supplemental hereto embodying any such modification, change, addition or omission;

     (c) power to sanction any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other corporation or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Corporation or any part thereof. provided that no such sanction shall be necessary in respect of any such transaction if the provisions of clause 8.1 shall have been complied with;

     (d) power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such extraordinary resolution or to refrain from exercising any such power, right, remedy or authority;

     (e) power to waive and direct the Trustee to waive any default hereunder to cancel any declaration made by the Trustee pursuant to clause 6.1 either unconditionally or upon any condition specified in such extraordinary resolution;

     (f) power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by clause 6.5, of the costs. charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

     (g) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

     (h) power to remove the Trustee from office and to appoint a new Trustee or Trustees;

     (i) power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Corporation or of any corporation formed or to be formed;

     (j) power, notwithstanding clause 5.6, to authorize the Corporation and the Trustee to grant extensions of time for payment of interest on any of the Debentures, whether or not the interest the payment in respect of which is extended, is at the time due or overdue; and

     (k) power to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Debentureholders.

9.12      MEANING OF "EXTRAORDINARY RESOLUTION"

     (a) The expression "extraordinary resolution" when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an extraordinary resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than sixty-six and two-thirds (66-2/3%) percent in principal amount of the Debentures then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than sixty-six and two-thirds (66-2/3%) percent of the principal amount of Debentures represented at the meeting and voted on a poll upon such resolution.

     (b) If, at any such meeting, the holders of not less than sixty-six and two-thirds (66-2/3%) percent in principal amount of the Debentures outstanding are not present in person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of the Debentureholders, shall be dissolved; but in any case it shall stand adjourned to such date, being not less than seven (7) nor more than sixty (60) days later, and to such place and time as may be appointed by the chairman. Not less than ten (10) days' notice shall be given of the time and place of such adjourned meeting in the manner provided in clause 10.2. Such notice may be given prior to the convening of the original meeting, in anticipation of no quorum being present thereat, in which event it shall state that it is to have effect only if the original meeting is adjourned for lack of a quorum. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Debenture-holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened. A resolution proposed at such adjourned meeting and passed by the requisite vote as provided in clause 9.12(a) shall be an extraordinary resolution within the meaning of this Indenture, notwithstanding that the holders of not less than fifty-one (51%) percent in principal amount of the Debentures then outstanding are not present in person or by proxy at such adjourned meeting.

     (c) Votes on an extraordinary resolution shall always be given on a poll, and no demand for a poll on an extraordinary resolution shall be necessary.

9.13      POWERS CUMULATIVE

          It is hereby declared and agreed that any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

9.14      MINUTES

          Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by secretary of the meeting, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated. Until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

9.15      INSTRUMENTS IN WRITING

          All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of sixty-six and two-thirds (66-2/3%) percent of the principal amount of all the outstanding Debentures, by an instrument in writing signed in one or more counterparts and the expression "extraordinary resolution" when used in this Indenture shall include an instrument so signed.

9.16      BINDING EFFECT OF RESOLUTIONS

          Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with clause 9.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, extraordinary resolution and instrument in writing.

9.17      EVIDENCE OF RIGHTS OF DEBENTUREHOLDERS

          Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Debentureholders in person or by attorney duly appointed in writing. Proof of the execution of any such request or other instrument or of a writing appointing any such attorney or (subject to the provisions of this Article with regard to voting at meetings of Debentureholders) of the holding by any person of Debentures shall be sufficient for any purpose of this Indenture if made in the following manner, namely, the fact and date of execution by any person of such request or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the person signing such request or other instrument in writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Trustee may consider adequate.

          The Trustee may, nevertheless, in its discretion require further proof in cases where it deems further proof desirable or may accept such other proof as it shall consider proper.

                                   ARTICLE 10
                                     NOTICES

10.1      NOTICE TO CORPORATION

          Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if given by registered letter, postage prepaid, addressed to the Corporation at:

          Battery One, Inc.
          7850 Woodbine Avenue, Suite 201
          Markham, Ontario
          L3R 0B9

          Attention:  The President

and shall be deemed to have been effectively given from the time when in the ordinary course of post the said letter should have reached its destination. The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address as provided above, by cable, telegram, telecopy or other means of prepaid, transmitted and recorded communication.

10.2      NOTICE TO DEBENTUREHOLDERS

          All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been given on the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

          All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of and persons interested in such Debenture.

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Debentureholders or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Debentureholders or if delivered to the address for such Debentureholders contained in the register of Debentures maintained by the Trustee, by cable, telegram, telex or other means of prepaid transmitted and recorded communication.

10.3      NOTICE TO TRUSTEE

          Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if given by registered letter, postage prepaid, addressed to the Trustee at Suite 710, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8, Attention: Corporate Trust Department and shall be deemed to have been effectively given from the time when in the ordinary course of post the said letter should have reached its destination.

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Trustee hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address as provided above, by cable, telegram, telecopy or other means of prepaid, transmitted and recorded communication.

                                   ARTICLE 11
                             CONCERNING THE TRUSTEE

11.1      NO CONFLICT OF INTEREST

          The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder.

11.2      REPLACEMENT OF TRUSTEE

          The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation three (3) months' notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Trustee's role as a fiduciary hereunder the Trustee shall, within ninety (90) days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this clause. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders; failing such appointment by the Corporation, the retiring Trustee or any Debentureholder may apply to a Judge of the Court of Queen's Bench of Alberta, on such notice as such Judge may direct, for the appointment of a new

Trustee; but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders. Any new Trustee appointed under any provision of this clause shall be a corporation authorized to carry on business of a trust company in the Province of Alberta. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

          Upon the written request of the successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates' properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Corporation. Notwithstanding the foregoing, any company into which the Trustee may be merged or with which it may be consolidated or amalgamated or any company resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Indenture without the execution of any instrument or any further act.

11.3      DUTIES OF TRUSTEE

          In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

11.4      RELIANCE UPON DECLARATIONS

          In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with clause 11.5, if applicable, and with any other applicable requirements of this Indenture.

11.5      EVIDENCE OF COMPLIANCE TO TRUSTEE

          The Corporation shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture. including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, forthwith if and when:

     (a) such evidence is required by any other clause of this Indenture to be furnished by the Trustee in accordance with the terms of this clause 11.5; or

     (b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

          Such evidence shall consist of:

     (a) a certificate made by any officer of the Corporation stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

     (b) in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

     (c) in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

          Whenever such evidence relates to a matter other than the certification and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Article.

          Each certificate, opinion or report with respect to compliance with a condition precedent provided for in this Indenture shall include:

     (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question;

     (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based;

     (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein; and

     (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

          The Corporation shall furnish to the Trustee annually, and at any other reasonable time if the Trustee so requires, a certificate signed by an officer of the Corporation certifying that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance.
The Corporation shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

11.6      OFFICERS' CERTIFICATE AS EVIDENCE

          Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officers' Certificate.

11.7      EXPERTS, ADVISORS AND AGENTS

          The Trustee may:

     (a) in relation to these presents act on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, and may employ such assistants as may be necessary to the proper discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

     (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by such agents or other assistants in the discharge of the Trustee's duties hereunder and in the management of the trusts hereof. Any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation.

11.8      TRUSTEE MAY DEAL IN DEBENTURES

          Subject to clause 11.2, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

11.9      INVESTMENT OF MONIES HELD BY TRUSTEE

          Unless otherwise provided in this Indenture, any monies held by the Trustee which under the trusts of this Indenture may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust monies, provided that such securities are expressed to mature within one (1) year after their purchase by the Trustee, and unless and until the Trustee shall have declared the principal of the Debentures to be due and payable, the Trustee shall so invest such monies at the request of the Corporation.

          Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Trustee in any chartered bank of Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any Province thereof at the rate of interest then current on similar deposits.

          Unless and until the Trustee shall have declared the principal of the Debentures to be due and payable, the Trustee shall pay over to the Corporation all interest received by the Trustee in respect of any investments or deposits made pursuant to the provisions of this clause.

11.10            TRUSTEE NOT ORDINARILY BOUND

          Except as provided in clause 6.2 and as otherwise specifically provided herein, the Trustee shall not, subject to clause 11.3, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation's business, unless the Trustee shall have been required to do so in writing by the holders of not less than fifty-one (51%) percent of the aggregate principal amount of the Debentures then outstanding or by any extraordinary resolution of the Debentureholders passed in accordance with the provisions contained in Article 9, and then only after it shall have been indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

11.11            TRUSTEE NOT REQUIRED TO GIVE SECURITY

          The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

11.12     TRUSTEE NOT TO BE APPOINTED RECEIVER

          The Trustee and any person related to the Trustee shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

11.13     TRUSTEE NOT BOUND TO ACT ON CORPORATION'S REQUEST

          Except as in this Indenture otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation or of the directors until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

11.14     PROTECTION OF TRUSTEE

          Subject to clause 11.3, the Trustee:

     (a) shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the conversion formula, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

     (b) shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

     (c) shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article.

11.15     CONDITIONS PRECEDENT TO TRUSTEE'S OBLIGATIONS TO ACT HEREUNDER

          The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing, when required by notice in writing by the Trustee' sufficient funds to commence or continue to such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

          The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them for which Debentures the Trustee shall issue receipts.

11.16     AUTHORITY TO CARRY ON BUSINESS

          The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to act as trustee hereunder.

11.17     ACCEPTANCE OF TRUST

          The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

11.18     DIRECTION OF TRUSTEE'S ACTIONS BY HOLDERS

          If and so long as the Trustee shall not have received notice from any holder of Debentures of an Event of Default hereunder then, notwithstanding any other provision hereof to the contrary, the Trustee shall only perform such non-discretionary duties as are specifically set forth in this Indenture but shall not be obligated to take any other action hereunder except as may be requested from time to time in writing by the holders of not less than sixty-six and two-thirds (66-2/3%) percent in principal amount of the Debentures at the time outstanding; the making of any decision or judgment, giving of any approval or consent, or exercise of any power, which would otherwise be within the discretion of the Trustee under the provisions hereof to make, give or exercise, or not to make, give or exercise, shall only be done upon the written instructions of the holders of not less than sixty five (65%) percent in principal amount of the Debentures at the time outstanding. Copies of all certificates, notices, reports and other communications given by the Corporation to the Trustee shall be given to each Debentureholder. The Trustee shall not be required to examine any such certificate, notice, report or other communication or be on notice of the contents thereof.

11.19     ENVIRONMENTAL INDEMNITY

          The Corporation hereby agrees and by these presents does hereby indemnify the Trustee, its directors, officers, employees, and agents, and all of their successors and assigns (collectively the "Indemnified Parties") against any loss, expense, claim liability or asserted liability (including strict liability and including costs and expenses of abatement and remediation of spills or releases or releases of contaminants and including liabilities of the Indemnified Parties to third parties (including governmental agencies) in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties' foreseeable and unforeseeable consequential damages) incurred as a result of:

     (a)  the administration of the trust created hereby;

     (b) the exercise by the Trustee of any rights hereunder or under any mortgage or charge created hereunder;

which result from or relate, directly or indirectly, to:

     (c) the presence or release of any contaminants, by any means or for any reason, on the Mortgaged Property, whether or not release or presence of the contaminants was under the control, care or management of the Corporation, or of a previous owner, or of a tenant;

     (d) any contaminant present on or released from any contiguous property to the Mortgaged Property; or

     (e) the breach or alleged breach of any environmental laws by the Corporation.

          For purposes of this clause, "liability" shall include (i) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of contaminants, (ii) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party and (iii) liability for the Indemnified Party for damage to or impairment of the environment.

          In no event shall the Corporation be liable to indemnify an Indemnified Party against any loss, expense, claims, liability or asserted liability to the extent resulting from the gross negligence or wilful misconduct of the Indemnified Party.

          The obligations of the Corporation to the Indemnified Parties under this clause shall be joint and several.


                                   ARTICLE 12
                            CONVERSION OF DEBENTURES

12.1      CONVERSION

     (a) Upon and subject to the provisions and conditions of this Article 12, the holders of Debentures shall have the right, at their option, at any time during the term hereof, in denominations of one thousand ($1,000) dollars principal amount, to convert the whole or, in the case of a Debenture having a denomination in excess of one thousand ($1,000) dollars, any part which is one thousand ($1,000) dollars or an integral multiple thereof, the principal amount payable by the Corporation to the holder as herein provided into fully paid and non-assessable Common Shares of the Corporation at the Conversion Price as hereinafter set forth.

          Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted in accordance with the foregoing provisions of this clause. Fractional interests in Common Shares shall be adjusted for in the manner provided in clause 12.4.

          Subject to the provisions and conditions of this Article 12, the Conversion Price for conversion of the whole or any part of a Debenture, at the option of a holder hereunder shall be $0.125 per Common Share.

     (b) If at any time after the third anniversary date of the date of this Indenture, the Current Market Price per Common Share of the Corporation is equal to or greater than $0.20 per Common Share, the Corporation shall have the right, at its option, upon giving not less than fifteen (15) Business Days prior notice in writing to the holders in the manner herein provided, in denominations of one thousand ($1,000) dollars principal amount, to convert the whole, or in the case of a Debenture having a denomination in excess of one thousand ($1,000) dollars, any part which is one thousand ($1,000) dollars or an integral multiple thereof, the principal amount into fully paid and non-assessable Common Shares of the Corporation at a Conversion Price of $0.125 per Common Share.

     (c) For the purposes of this Article 12, the "Current Market Price" per Common Share shall be the weighted average closing price of the Corporation's Common Shares for ten (10) consecutive trading days commencing not more than twenty (20) trading days before such date on the principal stock exchange on which the Common Shares, or if the Common Shares are not listed on any stock exchange, then on the principal over-the-counter market on which the Common Shares are traded. If there is no market for the Common Shares for the period during which the Current Market Price thereof would otherwise be determined, the Current Market Price in respect of the Common Shares shall be determined by the board of directors of the Corporation acting in good faith. The weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said stock exchange or market, as the case may be, during the said ten
          (10) consecutive trading days by the total number of Common Shares so sold.

12.2      MANNER OF EXERCISE OF RIGHT TO CONVERT

     (a) The holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares, or in the alternative, the holder who is required to convert such Debenture in whole or in part into Common Shares in accordance with clause 12.1(b) hereof shall surrender such Debenture to the Trustee at its principal office in the City of Calgary together with the conversion form on the back of such Debenture or any other written notice in a form satisfactory to the Corporation, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in a form and executed in a manner satisfactory to the Corporation, exercising his right or obligation to convert such Debenture in accordance with the provisions of this Article. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Corporation as at the date of conversion (or the date as is specified in the notice as contemplated in clause 12.2(b)) as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Corporation shall deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s) a certificate or certificates for such Common Shares.

     (b) For the purposes of Article 12, a Debenture shall be deemed to be surrendered for conversion by the holder on the date on which it is so surrendered by the holder in accordance with the provisions of this Article and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Trustee at its office specified herein or on the date in the notice given by the Corporation under clause 12.1(b) hereof, whichever is the first to occur (herein referred to as the "Conversion Date"); provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

     (c) Any part, being one thousand ($1,000) dollars or an integral multiple thereof, of a Debenture of a denomination in excess of one thousand ($1,000) dollars may be converted as provided in this Article and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts.

     (d) The holder of any Debenture of which part only is converted shall surrender the said Debenture to the Trustee, and the Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered.

     (e) The holder of a Debenture surrendered for conversion in accordance with Article shall rank only in respect of dividends declared in favour of shareholders of record on and after the Conversion Date or such later date as such holder shall become the holder of record of such Common Shares pursuant to this Article, from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

     (f) The forwarding of Common Shares by the Trustee or the Corporation to the holders of the Debenture upon conversion of the Debentures as provided in this Article 12 shall satisfy and discharge the Corporation and the Trustee of their obligations hereunder, provided that in the event of non-receipt of certificates representing such Common Shares by the holder, or the loss or destruction thereof, the Corporation, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, shall issue to such holder a replacement certificate or certificates.

     (g) In the event the principal amount of a Debenture, or any portion thereof, is converted into Common Shares pursuant to the terms hereof, then same shall be applied in the reverse order of payment of indebtedness as is set forth in clause 3.4 hereof.

12.3      ADJUSTMENT

          The Conversion Price as provided for in clause 12.1(a) or 12.1(b) hereof in effect at any date shall be subject to adjustment from time to time as follows:

     (a) If and whenever at any time prior to the Conversion Date, the Corporation shall:

          (i) subdivide or redivide the outstanding Common Shares into a greater number of shares;

          (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares; or

          (iii) issue Common Shares of the Corporation to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

          the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a stock dividend, as the case may be, shall in the case of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or dividend, or shall, in the case of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this subsection (a) shall occur; any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under this clause 12.3(a).

     (b) In the case of any reclassification or change (other than a change resulting only from consolidation or subdivision) of the Common Shares or in case of any amalgamation, consolidation or merger of the Corporation with or into any other corporation, or in the case of any sale of the properties and assets of the Corporation, as or substantially as, an entirety to any other corporation, the applicable Conversion Price shall be adjusted so that each Debenture shall, after such reclassification, change, amalgamation, consolidation, merger or sale, be exercisable for the number of shares or the number, kind or amount of other securities or property of the Corporation,, or such continuing, successor or purchaser corporation, as the case may be, which the holder thereof would have been entitled to receive as a result of such reclassification, change, amalgamation, consolidation, merger or sale if on the effective date thereof he had been the holder of the number of Common Shares into which the Debenture was convertible prior to the effective date of such reclassification, change, amalgamation, consolidation, merger or sale. No such reclassification, change, amalgamation, consolidation, merger or sale shall be carried into effect unless, in the opinion of the board of directors acting in good faith, all necessary steps shall have been taken to ensure that the holders shall thereafter be entitled to receive such number of shares or other securities or property of the Corporation, or such continuing, successor or purchasing corporation, as the case may be, subject to adjustment thereafter in accordance with provisions similar, as nearly as may be, to those contained in this clause
          12.12.

     (c) The adjustments provided for in this clause 12.3 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Article.

     (d) For the purpose of calculating the number of Common Shares of the Corporation outstanding, Common Shares owned by or for the benefit of the Corporation or its Subsidiaries shall be counted.

     (e) In the event of any question arising with respect to the adjustments provided in this clause 12.3, such question shall be conclusively determined by a firm of chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be Auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee, and the Debentureholders.

12.4      NO REQUIREMENT TO ISSUE FRACTIONAL SHARES

          The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provision of this Article, be deliverable upon the conversion of any principal amount of Debentures, the Corporation shall, in lieu of delivering any certificate of such fractional interest, satisfy such fractional interest by issuing such additional or lesser number of Common Shares, rounding up or down, as the case may be, to the next whole number of Common Share.

12.5      CORPORATION TO RESERVE SHARES

          The Corporation covenants with the Trustee that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of Debentures as in this Article provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

12.6      TAXES AND CHARGES ON CONVERSION

          The Corporation will from time to time promptly pay or make provision satisfactory to the Trustee for the payment of any and all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery to the holders of Debentures, upon the exercise of their right of conversion or automatic conversion, as the case may be, of Common Shares of the Corporation pursuant to the terms of the Debentures and of this Indenture.

12.7      CANCELLATION OF CONVERTED DEBENTURES

          All Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustee and, subject to the provisions of clause 12.2(d), no Debenture shall be issued in substitution therefor.

12.8      CERTIFICATE AS TO ADJUSTMENT

          The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in clause 12.3, deliver an Officers' Certificate to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation) and, when approved by the Trustee shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Shares, forthwith give notice to the Debentureholders in the manner provided in clause 10.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting applicable Conversion formula; provided that, if the Corporation has given notice under clause 12.9 covering all the relevant facts in respect of such event and if the Trustee approves, no such notice need be given under this clause 12.8.

12.9      NOTICE OF SPECIAL MATTERS

          The Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in clause 10.2, of its intention to fix a record date for the payment of a stock dividend which may give rise to an adjustment in the applicable conversion formula, and such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than fourteen (14) days in each case prior to such applicable record date.

                                   ARTICLE 13
                             SUPPLEMENTAL INDENTURES

13.1      SUPPLEMENTAL INDENTURES

          From time to time the Trustee and, when authorized by a resolution of the directors, the Corporation may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto. which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) adding to the covenants of the Corporation herein contained for the protection of the holders of the Debentures or providing for Events of Default in addition to those herein specified;

     (b) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which, in the opinion of the Trustee. It may be expedient to make, provided that the Trustee shall be of the opinion that such provisions and modifications will not be prejudicial to the interests of the Debentureholders;

     (c) evidencing the succession, or successive successions, of other companies to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

     (d)  giving effect to any extraordinary resolution passed as provided in
          Article 9;

     (e) for any other purpose not inconsistent with the terms of this Indenture.

The Trustee may also, without the consent or concurrence of the Debentureholders, by supplemental indenture or otherwise, concur with the Corporation in making any changes or corrections to this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any deed or indenture supplemental or ancillary hereto, provided that in the opinion of the Trustee the rights of the Trustee and of the Debentureholders are in no way prejudiced thereby.


                                   ARTICLE 14
                            EXECUTION AND FORMAL DATE

14.1      EXECUTION

          This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

14.2      FORMAL DATE

          For the purpose of convenience this Indenture may be referred to as bearing formal date of July 31, 1996, irrespective of the actual date of execution hereof.

          IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.



                                             BATTERY ONE, INC.


                                             Per: /s/ illegible
                                                 ----------------------------

                                             Per:
                                                 ----------------------------


                                             MONTREAL TRUST COMPANY OF CANADA


                                             Per: /s/ [illegible]
                                                 ----------------------------


                                             Per:
                                                 ----------------------------